UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019 (September 10, 2019)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.02
Termination of a Material Definitive Agreement.

As previously reported on August 6, 2019 by Manufactured Housing Properties Inc., a Nevada corporation (the “Company”), effective August 1, 2019, the Company’s wholly-owned subsidiary, MHP Pursuits LLC (the “Buyer”), entered into a purchase and sale agreement (the “ARC Purchase Agreement”) with The ARC Investment Trust, a South Carolina trust (the “Seller”) for the asset purchase of 5 manufactured housing communities, located in South Carolina, totaling 181 sites for a total purchase price of $6.5 million. The ARC Purchase Agreement included an earnest money deposit of $15,000, which would be applied to the payment of the purchase price at closing, and provided for a due diligence period of 30 days commencing upon the Seller’s delivery of due diligence materials to the Buyer, plus an additional 45 days solely for the completion of third-party reports.

On September 10, 2019, the Buyer and the Seller entered into a Notice Regarding the Commercial Purchase and Sale Agreement, pursuant to which the Buyer exercised its right to terminate the ARC Purchase Agreement prior to the expiration of the due diligence period, in accordance with terms therein. The earnest money deposit will be promptly returned to the Buyer.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Notice Regarding Commercial Purchase and Sale Agreement, dated September 10, 2019, between MHP Pursuits LLC and The ARC Investment Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2019	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer